CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Registered Public Accounting Firm" and to the use of our report dated January 10, 2005, which is incorporated by reference, in this Registration Statement (Form N-1A No. 33-09452 and 811-04871) of General California Municipal Money Market Fund.

ERNST & YOUNG LLP SIGNATURE LOGO

New York, New York March 24, 2005